UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Kraton Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 5, 2021

Dear Stockholder:

As previously disclosed, our 2021 Annual General Meeting of Stockholders (Annual Meeting) will be held virtually on Wednesday, May 19, 2021, at www.proxydocs.com/KRA, beginning at 1:00 p.m., central time. Although it will be a virtual-only meeting, you will be afforded the same rights and opportunities to participate as you would at an in-person meeting. Therefore, we want to give you additional information to facilitate your participation.

WILL THERE BE A QUESTION AND ANSWER SESSION?

Yes, our stockholders will be able to meaningfully communicate with management as part of our virtual Annual Meeting. We will allow stockholders the opportunity to ask questions in a similar manner to an in-person meeting.

You may post a question during the registration process in advance of the virtual Annual Meeting. Additionally, once you have entered the virtual Annual Meeting platform, you will be able to type and submit your questions by using the applicable field provided in the web portal before the polls close. You or your proxy holder may participate, vote and ask questions at the virtual Annual Meeting subject to our Annual Meeting rules and procedures. We will post the Rules of Conduct to the virtual Annual Meeting platform. Only stockholders as of the record date or their proxy holders will be permitted to ask questions.

To make our virtual Annual Meeting more efficient, questions may be summarized and/or grouped topically for response and may also be omitted if inappropriate, not germane to the meeting agenda or in violation of any other rules and procedures. Any questions that comply with the Annual Meeting rules and procedures and are not addressed during the meeting will be published and answered as soon as practicable following the meeting on our Investor Relations website at www.kraton.com and will remain available until one week after posting.

WHAT IF I NEED TECHNICAL SUPPORT?

In order to attend the virtual Annual Meeting, you must register at www.proxydocs.com/KRA. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the virtual Annual Meeting and to vote and submit questions during the virtual Annual Meeting. If you encounter difficulty registering in advance for the virtual Annual Meeting, please send an e-mail to DSMSupport@mediantonline.com and include your name, contact number, and that you are attempting to register for the Kraton Corporation Annual Meeting. A support technician will contact you within one business day.

On May 19, 2021, stockholders may begin to log in to the virtual Annual Meeting beginning at 12:45 p.m., central time. The virtual Annual Meeting will begin promptly at 1:00 p.m., central time. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email and on the portal page.

Stockholder are encouraged to register for the virtual Annual Meeting as soon as possible at www.proxydocs.com/KRA. Following registration, stockholders are also encouraged to login to the virtual Annual Meeting prior to the start time in order to leave enough time to confirm the connection is sufficient to access the virtual Annual Meeting site and to allow sufficient time to get familiar with the virtual Annual Meeting features.

Sincerely,

/s/ James L. Simmons

James L. Simmons
Senior Vice President, General Counsel and Secretary